EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Consolidated Natural Gas Company on Form S-3 of our report dated February 8, 1999 (February 22, 1999 as to Note X) appearing in the Annual Report on Form 10-K of Dominion Resources, Inc. for the year ended December 31, 1998 incorporated by reference in the Joint Proxy Statements dated February 22, 1999 and May 24, 1999.

/s/  Deloitte & Touche LLP


Richmond, Virginia
September 13, 1999